                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 15, 2006

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


         TEXAS                         333-88577             74-2684967
(State or other jurisdiction of      (Commission            (IRS Employer
         incorporation)              File Number)        Identification No.)

                    13710 FNB PARKWAY
                     OMAHA, NEBRASKA                         68154-5200
         (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On February 15, 2006, Northern Border Partners, L.P. issued a press release announcing financial results for the quarter and year ended December 31, 2005 (the "NBP Earnings Release"). In the NBP Earnings Release, the table below was included and shows that our average daily contracted firm capacity for 2005 declined by 4 percent from 2004. The pipeline's weighted average system rate for firm demand for 2005 was $0.371 per million cubic feet (mcf), 1 percent below the 2004 average rate of $0.376 per mcf. Changes in both the average system rate and the average contracted capacity result from reduced demand for pipeline capacity and tighter natural gas market price spreads between Alberta, Canada and the U. S. Midwest in the shoulder months. Our rates are based on the distance of the transportation path. As a result, the weighted average system rate varies due to changing transportation paths as well as discounting activity.



NORTHERN BORDER PIPELINE COMPANY
TOTAL SYSTEM REVENUE SUMMARY


                                             FOURTH QUARTER               FULL YEAR
                                         -------------------------------------------------
                                           2005         2004          2005          2004
                                         --------      --------      ------       --------
PERCENT CONTRACTED(1)                         101%          100%         97%           101%
WEIGHTED AVERAGE SYSTEM RATE ($/MCF)     $  0.369      $  0.375      $0.371(2)    $  0.376
TOTAL REVENUE (MILLIONS)                 $   80.0      $   82.7      $312.3(2)    $  329.1

(1.) Daily average contracted capacity compared to a design capacity of 2,374 mmcfd.

(2.) Amounts exclude revenue from sale of Enron bankruptcy claims.


ITEM 7.01 REGULATION FD DISCLOSURE.

2006 REVENUE FORECAST

         In the NBP Earnings Release, it was noted that 2006 demand for our transportation capacity is anticipated to be similar to 2005 demand based on our expectation of Canadian natural gas supply and demand for natural gas in the Midwestern U. S. However, the level of discounting in 2006 may vary from 2005 depending upon current market conditions.

         The following table represents a forecast of our contracting and corresponding revenue expectations for 2006 and historical information for 2004 and 2005.

NORTHERN BORDER PIPELINE COMPANY
TOTAL SYSTEM REVENUE FORECAST
(YEARS ENDED DECEMBER 31)


                                              2004             2005               2006
                                             ACTUAL           ACTUAL            FORECAST
                                            ---------      ------------      --------------
PERCENT CURRENTLY CONTRACTED(1)                   101%             97%                  73%
PERCENT EXPECTED TO BE CONTRACTED                 N/A             N/A            97% - 101%
WEIGHTED AVERAGE SYSTEM RATE ($/MCF)        $   0.376      $    0.371(2)     $0.350- $0.380
TOTAL REVENUE (MILLIONS)                    $     329             312(2)        $305 - $320

(1.) Daily average contracted capacity compared to design capacity of 2,374 mmcfd.

(2.) Amounts exclude revenue from sale of Enron bankruptcy claims.


RATE CASE UPDATE

         In the NBP Earnings Release, it is noted that in December 2005, the FERC issued an order that identified the issues raised in our rate case and accepted the proposed rates but suspended their effectiveness until May 1, 2006, at which time the new rates will be collected subject to refund until final resolution of the rate case. A procedural schedule was established setting a hearing commencement date of October 4, 2006. An initial decision is scheduled for February 2007, unless resolved earlier with a settlement between FERC staff, us and a majority of our customers and subsequently approved by the Commission. In the meantime, increased revenues from the new rates will be reserved, thereby resulting in minimal impact to Northern Border Pipeline's financial results.

ANNOUNCED SALE BY NORTHERN BORDER PARTNERS OF 20% INTEREST

         Northern Border Partners, L.P. announced in a joint press release with ONEOK, Inc. dated February 15, 2006 that it will sell to TC PipeLines, LP, a publicly traded partnership affiliated with TransCanada, a 20 percent interest in us for approximately $300 million. The price of the 20 percent interest, along with the related share of outstanding debt, totals $420 million. All cash distributions paid by us in 2006 will be split equally between Northern Border Partners and TC PipeLines.

         Following completion of the sale, Northern Border Partners and TC PipeLines will each own a 50 percent interest in us, with an affiliate of TC PipeLines becoming operator of the pipeline in April 2007.

         Based on 2006 earnings guidance issued by Northern Border Partners on November 2, 2005, projected operating income and depreciation for 2006 related to the 20 percent interest being sold are approximately $36 million and $12 million, respectively.

         Closing of the transaction is subject to various approvals and other conditions, and is expected to be completed by April 1, 2006.

FORWARD-LOOKING STATEMENT

The statements in this Form 8-K that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations regarding future events are based on reasonable assumptions within the bounds of our knowledge of our business, we can give no assurance that our goals will be achieved or that our expectations regarding future developments will be realized. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

o the impact of unsold capacity on Northern Border Pipeline being greater than expected;

o the ability to market pipeline capacity on favorable terms, which is affected by:

     o   future demand for and prices of natural gas;

     o competitive conditions in the overall natural gas and electricity markets;

     o   availability of supplies of Canadian and U.S. natural gas;

     o   availability of additional storage capacity; weather conditions; and

     o competitive developments by Canadian and U.S. natural gas transmission peers;

o    performance of contractual obligations by the shippers;

o political and regulatory developments that impact Federal Energy Regulatory Commission, or FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;

o the ability to recover costs of property, plant and equipment and regulatory assets in our rates;

o orders by the FERC which are significantly different than our assumptions related to our November 2005 rate case;

o the risk inherent in the use of information systems in our business, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting analysis;

o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers' or shippers' facilities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 15, 2006        NORTHERN BORDER PIPELINE COMPANY
                                By: Northern Plains Natural Gas Company,
                                    LLC, Operator



                                By:  /s/ Jerry L. Peters
                                     ---------------------------------------
                                Name:   Jerry L. Peters
                                Title:  Vice President, Finance and Treasurer